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                                                                    EXHIBIT 10.3

                  ENDOCARE, INC. EMPLOYEE STOCK PURCHASE PLAN

        The following constitutes the provisions of the Employee Stock Purchase Plan of Endocare, Inc.

        1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated Payroll Deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to comply with the requirements of that section of the Code.

        2. DEFINITIONS.

           (a) "BOARD" shall mean the Board of Directors of the Company.

           (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "COMMON STOCK" shall mean the Common Stock of the Company.

           (d) "COMMITTEE" shall mean the person or persons appointed by the Board to administer the Plan.

           (e) "COMPANY" shall mean Endocare, Inc. and any Designated Subsidiary of the Company.

           (f) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion whose employees are eligible to participate in the Plan.

           (g) "ELIGIBLE EMPLOYEE" shall mean any individual who is an employee of the Company or a Designated Subsidiary for employment tax purposes whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The term "Eligible Employee" shall not include any persons who are designated as independent contractors by the Company or by a Designated Subsidiary, notwithstanding any determination to the contrary by the Internal Revenue Service.

           (h) "ENROLLMENT DATE" shall mean the first day of each Offering
         Period.

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           (i) "EXERCISE DATE" shall mean the last day of each Offering Period.

           (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

               (ii) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq Stock Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

               (iii) If not listed on the Nasdaq Stock Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq electronic bulletin board, or any comparable system on that day.

               (iv) If the Common Stock is not included in the Nasdaq electronic bulletin board or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

           (k) "OFFERING PERIOD" shall mean a period of approximately six (6) months, commencing on the first Trading Date occurring on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day occurring on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, during which an Option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

           (l) "OPTION" shall mean the right granted to an Eligible Employee to purchase stock under this Plan.

           (m) "PARTICIPANT" shall mean an Eligible Employee who was granted an Option under this Plan.

           (n) "PAYROLL DEDUCTIONS" shall mean the contributions made by Participants to the Plan by means of withholdings from their pay.


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           (o) "PLAN" shall mean this Endocare, Inc. Employee Stock Purchase
         Plan.

           (p) "PURCHASE PRICE" shall mean an amount equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower.

           (q) "SUBSCRIPTION AGREEMENT" shall mean an agreement entered into by a Participant to have payroll withholdings made to be used to purchase Common Stock under the Plan.

           (r) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

           (s) "TRADING DAY" shall mean a day on which national stock exchanges and the NASDAQ Stock Market are open for trading.

         3. ELIGIBILITY.

           (a) Any Eligible Employee shall be eligible to participate in the Plan provided (i) he or she has been be employed by the Company or a Designated Subsidiary for six (6) continuous months and (ii) is employed on the relevant Enrollment Date.

           (b) For purposes of the eligibility conditions set forth in Paragraph
         (a) above, the Board of Directors may determine, in its sole discretion, that the employees of any business acquired by the Company ("Acquired Business") may receive credit for their periods of service with the Acquired Business prior to its acquisition by the Company, which discretion need not be exercised in a uniform manner for all acquisitions.

           (c) Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an Option under the Plan to the extent:

               (i) Immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

               (ii) His or her rights to purchase stock under all employee stock purchase plans qualifying under Section 423 that are maintained by the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand


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           dollars $25,000) worth of stock (determined at the Fair Market
           Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

        4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 18 of this Plan. The Board shall have the power to change the duration of Offering Periods (including the commencement date thereof) with respect to future offerings without stockholder approval.

           5. PARTICIPATION.

               (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement and filing it with the Company's payroll office prior to the applicable Enrollment Date.

               (b) Payroll Deductions for a Participant shall commence on the first payroll period ending following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 of this Plan.

           6. PAYROLL DEDUCTIONS.

               (a) At the time a Participant files his or her Subscription Agreement, he or she shall elect to have Payroll Deductions made on each pay day during the Offering Period in a fixed dollar amount per payroll period, but in no event less than fifty dollars ($50) per month.

               (b) All Payroll Deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

               (c) A Participant may discontinue his or her participation in the Plan as provided in Section 9 of this Plan, or may decrease the rate of his or her Payroll Deductions during the Offering Period by completing and filing with the Company a new Subscription Agreement authorizing a change in Payroll Deduction rate. The Board may, in its discretion, limit the number of contribution rate changes during any Offering Period. The change in rate shall be effective with the first payroll period ending following five (5) business days after the Company's receipt of the new Subscription Agreement unless the Company elects to process a given change in the Participant's contribution rate more quickly. A Participant's Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 9 of this Plan.

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        7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each
Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) the number of shares of the Company's Common Stock determined by dividing such Eligible Employee's Payroll Deductions anticipated to be accumulated prior to such Exercise Date by the applicable Purchase Price. However, in no event shall an Eligible Employee be granted an Option to purchase during an Offering Period more than the number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date. Exercise of the Option shall occur as provided in Section 8 of this Plan, unless the Participant has withdrawn from the Plan pursuant to
Section 9 of this Plan. The Option shall expire on the last day of the Offering Period.

        8. EXERCISE OF OPTION. Unless a Participant withdraws as provided in
Section 9 of this Plan, his or her Option shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated Payroll Deductions in his or her account. No fractional shares shall be purchased; any Payroll Deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for use in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9 of this Plan.

        Should the Fair Market Value of the Common Stock drop, the full number of shares that can be purchased with the funds in the Participant's account will be acquired, even if that is more than the number of shares contained in the Participant's Option for that Offering Period. However, in no event may a Participant purchase more than ten thousand (10,000) shares in a single Offering Period.

        9. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

           (a) A Participant may withdraw all (but not less than all) of the Payroll Deductions credited to his or her account and not yet used to exercise his or her Option at any time by giving written notice to the Company in the form prescribed by the Committee. All of the Participant's Payroll Deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period will be automatically terminated, and no further Payroll Deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, Payroll Deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Subscription Agreement before that date.

           (b) Upon a Participant's ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan as of the date he or she ceases to be an Eligible Employee and the Payroll Deductions credited to such


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        Participant's account during the Offering Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his or her death, to the Participant's estate.

        10. INTEREST. No interest shall accrue on the Payroll Deductions of a Participant in the Plan.

        11.     STOCK.

               (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two hundred fifty thousand (250,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of this Plan. If, on a given Exercise Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

               (b) The Participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

               (c) Shares acquired on behalf of a Participant will be held in a book entry account maintained by the Company unless the Participant specifically requests in writing the delivery of a stock certificate. If so requested, as promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant of a certificate representing the shares purchased upon exercise of his or her Option.

               (d) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated by the Participant.

        12. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

        13. TRANSFERABILITY. Neither the Payroll Deductions credited to a Participant's account nor any rights with regard to an Option nor the right to receive Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way.

        14. USE OF FUNDS. All Payroll Deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Payroll Deductions.


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        15. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of Payroll Deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. A proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Options if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, recapitalization, reclassification, stock split, stock dividend, or other similar transaction not constituting an Extraordinary Event under
Section 17 of this Plan.

        17. EXTRAORDINARY EVENTS.

        (a) The Plan as well as each outstanding Option shall terminate upon the occurrence of any of the following events ("Extraordinary Events"):

               (i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

               (ii) Any reorganization, merger, or consolidation in which the Company does not survive;

               (iii) The acquisition by any person or group (as defined in
            Section 13d of the Securities Exchange Act of 1934, as amended) of beneficial ownership of more than fifty percent (50%) of the Company Stock; or

               (iv) Any reorganization, merger, or consolidation in which the Company does survive but the shares of Company Stock outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise.

        However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.

            (b) All Options shall be automatically exercised immediately preceding the Extraordinary Event. In such an event, the Fair Market Value of the Common Stock on that date for purposes of Section 2(p) of this Plan shall be deemed to be the consideration paid for the Common Stock in the transaction.


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        18. AMENDMENT OR TERMINATION.

            (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. No such amendment or termination can adversely affect Options previously granted without the consent of the Participants, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date (including by acceleration of the Exercise Date).

            (b) Notwithstanding anything in this Plan to the contrary, the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections and unpaid leaves of absence, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

        19. NOTICE OF DISQUALIFYING DISPOSITION. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

        20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications from the Company to a Participant under or in connection with the Plan shall be deemed to have been received by the Participant three (3) days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant at his last address of record with the Committee.

        21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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        22. INDEMNIFICATION.

            (a) To the maximum extent permitted by law, the Company will indemnify each member of the Board of Directors and of the Committee as well as any other employee with duties under the Plan against liabilities and expenses (including any amount paid in settlement or by reason of a judgment) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan.

            (b) This indemnity will not apply if the individual acted fraudulently or in bad faith in the performance of his or her duties relating to the Plan or fails to assist the Company in defending against the claim.

            (c) The Company will have the right to select counsel and to control the prosecution or defense of the suit.

            (d) The Company will not be required to indemnify a person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

        23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company within twelve (12) months of its adoption in accordance with the rules under Code Section 423. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 of this Plan. If the Plan is not approved by the Stockholders within that time period, the Plan and all Options will terminate and all contributions will be refunded to the Participants. The approval by the Stockholders must relate to:

               (a) The class of individuals who may be Participants; and

               (b) The aggregate number of shares to be granted under the Plan.

If either of those items are changed, the approval of the Stockholders must again be obtained.

        24. FINANCIAL STATEMENTS. Each Participant shall receive financial statements of the Company at least annually.


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